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                                                                   EXHIBIT 23.10

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 16, 1998, with respect to the consolidated financial statements of OmniAmerica, Inc. (formerly Specialty Teleconstructors, Inc.) in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of American Tower Corporation for the registration of 21,230,000 shares of its common stock.


                                          /s/ Ernst & Young LLP

Dallas, Texas
January 14, 1999